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                                                                  EXHIBIT 10.9.2
                                OPTION AGREEMENT

               1997 Incentive Plan of Brigham Exploration Company
                          (Non-Qualified Stock Option)

         This Option Agreement ("Agreement"), made and entered into as of March 4, 1997, is by and between Brigham Exploration Company, a Delaware corporation (the "Company"), and Jon L. Glass (the "Optionee").

                                  WITNESSETH:

         WHEREAS, the 1997 Incentive Plan of Brigham Exploration Company ("Plan") was adopted by the Company, effective as of February 27, 1997 ("Plan Date"), for certain employees of the Company and its Subsidiaries;

         WHEREAS, the Optionee is eligible to participate in the Plan and the Committee has approved the grant to Optionee of an option to purchase shares of Common Stock, par value $.01 per share, of the Company ("Shares") pursuant to the Plan and upon the terms set forth herein;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Company and Optionee hereby agree as follows:

         1. Certain Definitions. Terms used in this Agreement and not otherwise defined shall have the respective meanings assigned to such terms in the Plan; and the following terms shall have the following meanings:

                 "Companies" means the Company and any of its Subsidiaries.

                 "Expiration Date" means 6:00 P.M., Austin, Texas time, on July 1, 2004.

         2. Grant of Option. Subject to the terms, conditions and provisions of the Plan and those hereinafter set forth, the Company hereby irrevocably grants to the Optionee a Nonqualified Stock Option (the "Option") to purchase 138,889 Shares, subject to adjustment in accordance with the provisions of Section 7 of this Agreement.

         3. Option Price. The price to be paid by Optionee to the Company for each Share purchased pursuant to the exercise of this Option ("Option Price") shall be $5.00 per share; provided, however, that the Option Price shall be subject to adjustment in accordance with the provisions of Section 7 of this Agreement.
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         4.      Vesting of Right to Exercise Option.

         (a) Except as otherwise provided in this Agreement, the right to exercise this Option shall vest as to 30% of the total Shares which may be purchased hereunder (rounded to the nearest whole share) on July 1, 1998, shall vest with respect to an additional 20% of the total Shares which may be purchased hereunder (rounded to the nearest whole share) on July 1, 1999, shall vest with respect to an additional 16.66% of the total Shares which may be purchased hereunder (rounded to the nearest whole share) on July 1, 2000, shall vest with respect to an additional 16.67% of the total Shares which may be purchased hereunder (rounded to the nearest whole share) on July 1, 2001, and shall be fully vested on July 1, 2002. From and after each date of vesting, Optionee may exercise this Option, subject to the terms and conditions set forth herein, to purchase all or any portion of the Shares for which Optionee's rights have vested.

         (b) To the extent Optionee does not purchase all or any part of the Shares at the times this Option becomes exercisable, the Optionee has the right cumulatively thereafter to purchase any Shares not so purchased and such right shall continue until this Option terminates or expires.

         (c) If Optionee's employment by the Companies is terminated on account of fraud or dishonesty or other acts which the Board has determined are materially detrimental to the interests of the Company, the Option shall automatically terminate as of the date of such termination and this Option, including any portion which has vested, shall be forfeited.

         (d) If Optionee's employment by the Companies terminates voluntarily by Optionee or by action of the Companies for reasons other than as specified in subsection (c), this Option may be exercised, but only (i) within 90 days after such termination (if otherwise prior to the date of expiration of this Option), and not thereafter, and (ii) to purchase the number of Shares, if any, that could be purchased upon exercise of this Option at the date of termination of Optionee's employment.

         (e) In the event of Optionee's death or disability, this Option shall remain outstanding and may be exercised by the person who acquires this Option by will or the laws of descent and distribution, or by Optionee, as the case may be, but only (i) within the one-year period following the date of death or disability (if otherwise prior to the date of expiration of this Option), and not thereafter, and (ii) to purchase the number of Shares that could be purchased upon exercise of this Option at the time of such death or disability.

         (f) For purposes of subsection (d) and (e), if this Option shall not have fully vested as of the date of termination of Optionee's employment by the Company (but not in the case of a voluntary termination by Optionee) or as of the date of the Optionee's death or disability, then a ratable portion of the number of Shares which would have become purchasable upon the next vesting date shall be deemed to have vested as of the date of such termination (or death or disability), determined by multiplying the number of Shares that vest on the next vesting date by a fraction with a numerator equal to the number of full months which have then elapsed since the last vesting date and a denominator of 12, and rounding to the closest whole number.





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         (g)     Any provision of this Agreement to the contrary
notwithstanding, this Option shall automatically terminate and be of no further force or effect if Optionee fails to relocate his permanent residence and family to Austin, Texas at such time in 1997 as the Company may prescribe. Satisfaction of this requirement shall be determined by the Chief Executive Officer of the Company.

         5. Restrictions on Exercise. The right to exercise the Option shall be subject to the following restrictions:

         (a) Vesting. Optionee shall have no right to exercise this Option to purchase any Shares for which Optionee's rights have not yet vested in accordance with Section 4.

         (b) No Fractional Shares. The Option may be exercised only with respect to full Shares.

         (c) Compliance with Law. The Option may not be exercised in whole or in part, and no Shares shall be issued nor certificates representing such Shares (if any) delivered pursuant to any exercise of the Option, if any requisite approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options or the issuance and sale of Shares shall not have been obtained or if such exercise or issuance would violate any applicable law.

         (d) Exercise by Optionee. The Option shall only be exercisable by the Optionee and by any transferee who has received such Option pursuant to
Section 4(e).

         6.      Exercise of Option.

         (a) Subject to the other terms and provisions of this Agreement, the Option shall be exercisable by written notice timely given to the Company by the Optionee (the "Exercise Notice"), which notice (i) shall state the number of Shares that the Optionee then desires to purchase, and (ii) shall be accompanied by payment in full of the Option Price for each of such Shares. Unless the Company and Optionee shall have made mutually acceptable alternative arrangements, payment of the Option Price shall be made in cash or by surrender of Shares owned by the Optionee (the "Payment Shares"), the aggregate Fair Market Value of which shall be credited against the Option Price.

         (b) The Company's obligation to issue and transfer Shares upon the exercise of this Option shall be conditioned on Optionee's payment to the Company of an amount in cash equal to applicable withholding taxes, if any, due in connection with the exercise of this Option; provided, however, that with the consent of the Company, Optionee may satisfy any tax withholding obligation in connection with the exercise of this Option by (i) surrendering Shares owned by the Optionee to the Company or (ii) having the Company withhold from Shares otherwise deliverable to Optionee upon exercise of this Option. Any Shares surrendered or withheld to satisfy Optionee's tax withholding obligation shall be valued at Fair Market Value as of the date of surrender or withholding of such Shares.





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         7.      Recapitalization or Reorganization; Adjustments.

         (a) The existence of this Option shall not affect in any way the right or power of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issuance of additional securities by the Company with priority over Shares or otherwise affecting Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (b) If as a result of any merger or acquisition transaction involving the Company or any transaction involving the issuance or redemption of equity interests in the Company, more than fifty percent (50%) of such equity interests is owned by parties other than those listed on Exhibit A attached hereto (such event is referred to herein as a "Fundamental Change"), then immediately before the consummation of the Fundamental Change, any portion of the Option which has not then vested shall become vested, so that the Optionee shall have an opportunity to exercise the Option prior to the consummation of the Fundamental Change. The Company shall provide to Optionee at least 30 days' notice of any pending Fundamental Change during which period Optionee may elect to exercise the Option effective immediately before consummation of such Fundamental Change.

         (c) If the Company subdivides its outstanding Shares into a greater number of Shares, the Option Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of Shares then subject to the Option shall be proportionately increased. Conversely, if the outstanding number of Shares of the Company are combined into a smaller number of Shares, the Option Price in effect immediately prior to such combination shall be proportionately increased, and the number of Shares then subject to the Option shall be proportionately reduced.

         8.      Termination of Option.  Unless terminated earlier pursuant to
Section 4 hereof, this Option shall terminate upon the first to occur of the
(i) the Expiration Date, or (ii) the date on which Optionee purchases, or in writing surrenders his right to purchase, all Shares or other securities then subject to the Option.

         9. Restriction on Transfer of Option. The Option may not be sold, assigned, hypothecated or transferred, except by will or by the laws of descent and distribution. Any attempted transfer of the Option in violation of this provision shall be void and of no effect whatsoever.

         10. Rights as a Shareholder. Optionee shall have no rights as a shareholder of the Company with respect to any Shares covered by the Option until the exercise of the Option.

         11. Additional Documents. The Company and the Optionee will, upon request of the other party, promptly execute and deliver all additional documents, and take all such further action, reasonably deemed by such party to be necessary, appropriate or desirable to complete and evidence the sale, assignment and transfer of the Shares pursuant to this Agreement.





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         12.     Representations, Warranties and Covenants of Optionee.

         (a) The Optionee acknowledges that the Option has not been registered under the Securities Act of 1933 or applicable state securities laws on the grounds that the issuance of the Option is exempt from registration under one or more provisions of each of such acts. The Optionee further understands that in determining the availability and applicability of such exemptions and in executing and delivering this Agreement and issuing and delivering any Shares upon exercise of the Option, the Company has relied and will rely upon the representations, warranties and covenants made by the Optionee herein and in any other documents which he may hereafter deliver to the Company. Accordingly, the Optionee represents and warrants to and covenants and agrees with the Company that the Optionee is acquiring and will hold the Option for his own account for investment and not with a view to any sale or distribution of all or any part thereof.

         (b) The Optionee agrees (i) that the certificates representing the Shares or other securities purchased under this Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Shares or other securities purchased under this Option on the transfer records of the Company unless the Company is provided with an opinion of counsel in form and substance satisfactory to the Company confirming that such proposed transfer would not constitute a violation of any applicable securities laws, and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Shares or other securities purchased under this Option.

         (c) Optionee acknowledges that the value of the Option over its life will be speculative and uncertain, that there is no market for the Option and it is unlikely that any market will develop, and consequently, the Optionee may ultimately realize no value from the Option.

         13. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given on the earlier of the date of receipt by the party to whom the notice is given or five
(5) days after being mailed by certified or registered United States mail, postage prepaid, addressed to the appropriate party at the address shown beside such party's signature below or at such other address as such party shall have theretofore designated by written notice given to the other party.

         14. Entirety and Modification. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, between such parties relating to such subject matter. No modification, alteration, amendment or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

         15. Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible, and such provision shall be deemed inoperative to the extent it is unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by





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limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

         16. Gender. Words used in this Agreement which refer to Optionee and denote the male gender shall also be deemed to include the female gender or the neuter gender when appropriate.

         17. Headings. The headings of the various sections and subsections of this Agreement have been inserted for convenient reference only and shall not be construed to enlarge, diminish or otherwise change the express provisions hereof.

         18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE DELAWARE PRINCIPLES OF CONFLICTS OF LAW).

         19. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                           BRIGHAM EXPLORATION COMPANY


5949 Sherry Lane
Suite 1616
Dallas, Texas  75225                       By /s/ Anne L. Brigham
                                             ------------------------------------------
                                              Anne L. Brigham, Executive Vice President

                                           OPTIONEE

5949 Sherry Lane
Suite 1616
Dallas, Texas  75225                       /s/ Jon L. Glass
                                           --------------------------------------------
                                           Jon L. Glass





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                                   EXHIBIT A



BRIGHAM EXPLORATION COMPANY, A Delaware corporation

BRIGHAM OIL & GAS, L.P., A Delaware limited partnership

BRIGHAM, INC. (f/k/a Brigham Exploration Company), a Texas corporation

GENERAL ATLANTIC PARTNERS III, L.P., a Delaware limited partnership

GAP-BRIGHAM PARTNERS, L.P., a Delaware limited partnership

BEN M. BRIGHAM

ANNE L. BRIGHAM

HAROLD D. CARTER

RIMCO PARTNERS, L.P. II

RIMCO PARTNERS, L.P. III

RIMCO PARTNERS, L.P. IV





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